EXHIBIT 4.2


                        INCORPORATED UNDER THE LAWS OF
                            THE STATE OF MARYLAND

   NUMBER                                        SHARES

____________                                   ___________

                        BAY NATIONAL CORPORATION
                 9,000,000 Shares of Common Stock Authorized

THIS CERTIFIES That         is the registered holder of
shares of the Common Stock of Bay National Corporation transferable only on the books of the corporation by the holder hereof in person or by Attorney duly authorized upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D. 19 .

__________________________                            ______________________
President                                             Secretary


                         Shares $0.01 Par Value Each
REVERSE SIDE

         For value received, _________ hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE AND PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) _________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

In presence of

_________________________                 _______________________